U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2004

The KingThomason Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	333-60880 (Commission File Number)	73-1602395 (IRS Employer I.D. Number)

2600 Old Crow Canyon Road, #201
San Ramon, CA 94583
925-905-5630

Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)      On November 16, 2004, The KingThomason Group, Inc. (KingThomason) filed its Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations in the office of Dean Heller, Secretary of State, State of Nevada.

(1)         The effective date of the amendment was November 16, 2004.

(2)        Article 3 of the articles of incorporation was amended to provide as follows:

3. Shares:

Number of shares		Number of shares
with par value	Par Value	without par value

100,000,000 Common	$ 0.001	None

10,000,000 Preferred	$ 0.001	None

The board of directors may prescribe or designate series of the Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

3.1   There is designated the Series A Convertible, Voting Preferred Stock, consisting of 2,000,000 voting shares of Preferred Stock, (i) each share to have 10 votes on all matters to be voted upon by the Common Stock, (ii) each two shares to be convertible by the holder at any time into one share of Common Stock and, until converted, to have the same dividend rights as one share of Common Stock, and (iii) each two shares to be automatically converted into one share of Common Stock at such time as the holder thereof shall transfer the shares to a third person or leave the employment of the Corporation.

Item 9.01.  Exhibits and Reports on Form 8-K

(c)	Exhibits

The following exhibit is filed as a part of this Form 8-K:

Exhibit        Description of Exhibit

3.1.1      Certificate of Amendment to Articles of Incorporation pursuant to NRS 78.385 and 78.390 (increasing the authorized capital and designating Series A Convertible, Voting Preferred Stock)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The KingThomason Group, Inc.

Date: December 1, 2004	By:	/s/ Thomas E. King III
T.E. King III
President

3

The KingThomason Group, Inc.
Commission File No. 333-60880

EXHIBIT INDEX

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2004

The following exhibits are filed as a part of this Form 8-K:

Exhibit      Description of Exhibit

3.1.1         Certificate of Amendment to Articles of Incorporation pursuant to NRS 78.385 and 78.390 (increasing the authorized capital and designating Series A Convertible, Voting Preferred Stock)

4